SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 15, 1998
                        (Date of earliest event reported)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
          -----------------------------------------------------------

      Delaware                     333-17827                   51-0376469
   ---------------                -----------              ----------------
   (State or other                (Commission              (I.R.S. Employer
   jurisdiction or                   File                   Identification
    organization)                   Number)                     Number)



          818 Washington Street
          Wilmington, Delaware                                      19801
   ----------------------------------------                      ----------
   (Address of principal executive offices)                      (Zip Code)



                                 (302) 428-0847
              ---------------------------------------------------
              (Registrant's telephone number, including area code)




NYFS01...:\01\47201\0035\2377\RPT7298W.030
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ITEM 5.     OTHER EVENTS

            On July 15, 1998, pursuant to the terms of an Agreement and Plan of Merger, dated as of March 30, 1998, between International Specialty Products Inc. ("Old ISP") and ISP Holdings Inc. (the "Company"), Old ISP merged (the "Merger") with and into the Company, which was the surviving corporation in the Merger and was renamed International Specialty Products Inc. Effective upon consummation of the Merger, the shares of common stock, par value $.01 per share ("Common Stock"), of the Company, a "successor issuer" to Old ISP within the meaning of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were deemed registered under Section 12(b) of the Exchange Act and each share of common stock of Old ISP, other than shares held by the Company, was converted into a share of Common Stock.


ITEM 7.     FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               C.   Exhibits

               2. Agreement and Plan of Merger, dated as of March 30, 1998, between ISP Holdings Inc. and International Specialty Products Inc. (incorporated by reference to Exhibit A filed to Amendment No. 2 to the Schedule 13D of Samuel J. Heyman, ISP Holdings Inc. and Heyman Joint Venture with respect to the common stock of International Specialty Products Inc., File No. 005-41676)




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
                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        INTERNATIONAL SPECIALTY PRODUCTS INC.

                        By: /s/ James P. Rogers
                            -------------------------------------------
                              Name: James P. Rogers
                              Title: Executive Vice President-
                                        Finance


Date:  August 5, 1998





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